Exhibit 99.1

iPower Reports Fiscal Third Quarter 2022 Results

- Fiscal Q3 Revenue up 74% to a Record $22.8 Million -

- iPower Management to Host Conference Call Today at 4:30 p.m. Eastern Time -

DUARTE, CA, May 16, 2022 -- iPower Inc. (Nasdaq:IPW) (“iPower” or the “Company”), a leading online hydroponic equipment suppliers and retailers, today announced financial results for its fiscal third quarter ended March 31, 2022.

Fiscal Q3 2022 Results vs. Year-Ago Quarter

•	Total revenue increased 74% to $22.8 million.
•	Gross profit increased 59% to $9.2 million.
•	As a percentage of revenue, gross margin was 40.3% as compared to 43.9%.
•	Net income increased significantly to $1.2 million or $0.04 per share as compared to $(0.01) per share for Q3 2021.

Management Commentary

“During our fiscal third quarter 2022 we experienced another period of significant growth with record revenue and gross profit,” said Lawrence Tan, CEO of iPower. “We continued to emphasize in-house product sales, which made up approximately 82% of revenue for the quarter, while driving additional sales velocity through our largest online channel partner. Our continued strong growth and in-house product mix speaks to our superior product research, design and merchandising expertise.

“We began multiple new strategic initiatives this past quarter, including the launch of our business in Europe as well as the launch of two new joint ventures targeting the eCommerce, logistics and social media markets. In addition, we closed our first ever M&A transaction by acquiring our largest global co-engineering partner, serving to expand our production capacity and deepen our R&D capabilities.”

iPower CFO Kevin Vassily added, “Although we experienced record high freight costs in the supply chain, we managed to maintain gross margin above 40% by leveraging our diversified supplier network. We also expanded operating margins despite adding new warehouse capacity during the quarter that is still ramping up to support higher volumes. We expect to close out the year on a strong note as we deliver on our business and operational objectives in fiscal 2022.”

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Fiscal Third Quarter 2022 Financial Results

Total revenue in the fiscal third quarter of 2022 increased 74% to $22.8 million compared to $13.1 million for the same period in fiscal 2021. The increase was driven by greater product sales to the Company’s largest channel partner as well as strong demand for iPower’s ventilation products, commercial fans and shelving products.

Gross profit in the fiscal third quarter of 2022 increased 59% to $9.2 million compared to $5.8 million for the same quarter in fiscal 2021. As a percentage of revenue, gross margin was 40.3% compared to 43.9% in the year-ago quarter. The decrease was driven by product mix as well as higher freight costs.

Total operating expenses in the fiscal third quarter were $7.8 million compared to $5.0 million for the same period in fiscal 2021. As a percentage of revenue, operating expense improved 360 basis points to 34.3% compared to 37.9% in the year-ago quarter. The increase in operating expenses were primarily driven by additional warehouse, selling and fulfillment costs.

Net income in the fiscal third quarter of 2022 increased to $1.2 million or $0.04 per share, compared to net loss of $(0.2) million or $(0.01) per share for the same period in fiscal 2021.

Cash and cash equivalents were $2.6 million at March 31, 2022, compared to $6.7 million at June 30, 2021. The decrease was attributed to the timing of accounts receivables and is not an indication of any other business or operating trend. Long term debt as of March 31, 2022 was $13.4 million compared to $0.5 million as of June 30, 2021. This increase was also a function of timing as the Company utilizes its revolving credit facility to manage working capital.

Conference Call

The Company will conduct a conference call at 4:30 p.m. Eastern time on Monday, May 16, 2022, to discuss the results for its fiscal third quarter ended March 31, 2022.

iPower management will host the conference call, followed by a question-and-answer period. The conference call details are as follows:

Date: Monday, May 16, 2022
Time: 4:30 p.m. Eastern time
Toll-free dial-in number: (888) 705-0179
International dial-in number: (833) 730-3981
Conference ID: 6364931

Webcast: iPower FQ3 Earnings Call

Please call the conference call dial-in 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be broadcast live and available for replay in the Events & Presentations section of the Company’s website at www.meetipower.com.

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About iPower Inc.

iPower Inc. is one of the leading online retailers and suppliers of hydroponics equipment and accessories. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its website, www.zenhydro.com, and its online platform partners. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, please visit iPower's website at https://ir.meetipower.com/.

Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in iPower's registration statement and in its other filings with the SEC.

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

IPW@elevate-ir.com

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iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

As of March 31, 2022 and June 30, 2021

	March 31,	June 30,
	2022	2021

ASSETS
Current assets
Cash and cash equivalent	$2,641,584	$6,651,705
Accounts receivable, net	19,083,554	7,896,347
Inventories, net	22,410,936	13,065,741
Other receivables – related party	20,746	–
Prepayments and other current assets	7,813,772	4,693,000
Total current assets	51,970,592	32,306,793

Non-current assets
Right of use - non current	9,095,158	1,819,421
Property and equipment, net	165,071	55,659
Non-current prepayments	1,033,541	1,357,292
Goodwill	6,094,144	–
Investment in joint venture	37,711	–
Intangible assets, net	5,091,785	–
Other non-current assets	300,346	99,645
Total non-current assets	21,817,756	3,332,017

Total assets	$73,788,348	$35,638,810

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	6,342,835	3,940,963
Credit cards payable	745,585	584,311
Customer deposit	204,490	297,407
Other payables and accrued liabilities	4,895,528	2,487,441
Advance from shareholders	97,476	–
Short-term loans payable	–	162,769
Investment payable	1,500,000	–
Lease liability - current	1,790,688	731,944
Long-term loan payable - current portion	29,244	29,244
Long-term promissory note payable - current portion	1,826,564	–
Income taxes payable	864,109	790,823
Total current liabilities	18,296,519	9,024,902

Non-current liabilities
Long-term loan payable	434,201	458,571
Long-term revolving loan payable, net	11,166,577	–
Long-term promissory note payable, net	1,800,315	–
Deferred tax liabilities	836,330	–
Lease liability - non-current	7,573,610	1,169,552

Total non-current liabilities	21,811,033	1,628,123

Total liabilities	40,107,552	10,653,025

Commitments and contingency	–	–

Stockholders' Equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2022 and June 30, 2021	–	–
Common stock, $0.001 par value; 180,000,000 shares authorized; 29,572,382 and 26,448,663 shares issued and outstanding at March 31, 2022 and June 30, 2021	29,573	26,449
Additional paid in capital	29,046,300	23,214,263
Retained earnings	4,612,219	1,745,073
Non-controlling interest	(4,070)	–
Accumulated other comprehensive income (loss)	(3,226)	–
Total equity	33,680,796	24,985,785

Total liabilities and equity	$73,788,348	$35,638,810

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iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income

For the Three and Nine Months Ended March 31, 2022 and 2021

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$22,808,214	$13,133,902	$57,300,642	$39,348,154

TOTAL REVENUES	22,808,214	13,133,902	57,300,642	39,348,154

COST OF REVENUES	13,598,563	7,369,127	33,219,677	23,073,000

GROSS PROFIT	9,209,651	5,764,775	24,080,965	16,275,154

OPERATING EXPENSES:
Selling and fulfillment	5,030,267	3,071,897	12,338,027	9,070,320
General and administrative	2,802,395	1,904,144	7,940,349	4,486,621
Total operating expenses	7,832,662	4,976,041	20,278,376	13,556,941

INCOME FROM OPERATIONS	1,376,989	788,734	3,802,589	2,718,213

OTHER INCOME (EXPENSE)
Interest income (expenses)	(152,030)	(60,118)	(227,142)	(109,656)
Other financing expenses	(71,010)	(60,692)	(80,010)	(98,139)
PPP loan forgiveness	–	175,500	–	175,500
Gain (Loss) on equity method investment	(12,289)	–	(12,289)	–
Other non-operating income (expense)	75,882	(812,434)	85,473	(794,582)
Total other (expenses), net	(159,447)	(757,744)	(233,968)	(826,877)

INCOME BEFORE INCOME TAXES	1,217,542	30,990	3,568,621	1,891,336

PROVISION FOR INCOME TAXES	39,855	237,813	705,545	760,687
NET INCOME (LOSS)	1,177,687	(206,823)	2,863,076	1,130,649

Non-controlling interest	(4,070)	–	(4,070)	–

NET INCOME (LOSS) ATTRIBUTABLE TO IPOWER INC.	$1,181,757	$(206,823)	$2,867,146	$1,130,649

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(3,226)	–	(3,226)	–

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO IPOWER INC.	$1,178,531	$(206,823)	$2,863,920	$1,130,649

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
Basic	28,045,130	20,204,496	26,999,342	20,204,496
Diluted	28,045,130	20,204,496	26,999,342	20,204,496

EARNINGS (LOSSES) PER SHARE
Basic	$0.042	$(0.010)	$0.106	$0.056
Diluted	$0.042	$(0.010)	$0.106	$0.056

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